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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 29, 2003

QWEST COMMUNICATIONS INTERNATIONAL INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

000-22609 (Commission File Number)	84-1339282 (IRS Employer Identification No.)
1801 California Street Denver, Colorado (Address of principal executive offices)	80202 (Zip Code)

Registrant's telephone number, including area code: 303-992-1400

Not applicable
(Former name or former address, if changed since last report)

QWEST CORPORATION
(Exact name of registrant as specified in its charter)

Colorado
(State or other jurisdiction of incorporation)

001-03040 (Commission File Number)	84-0273800 (IRS Employer Identification No.)
1801 California Street Denver, Colorado (Address of principal executive offices)	80202 (Zip Code)

Registrant's telephone number, including area code: 303-992-1400

Not applicable
(Former name or former address, if changed since last report)

Item 7(c). Exhibits.

Exhibit 99.1	Qwest Corporation selected financial data for the three months ended March 31, 2003 and 2002 and the years ended December 31, 2002 and 2001 and selected restatement adjustment information for the three months ended March 31, 2002 and the years ended December 31, 2001 and 2000.

Item 9. Regulation FD Disclosure.

(Explanatory note: the information contained herein is being furnished pursuant to the requirements of Item 9 and Item 12 of Form 8-K)

        Qwest Corporation ("QC"), a wholly owned indirect subsidiary of Qwest Communications International Inc. ("QCII" and together with QC, "Qwest" or the "companies"), announced today that it has received commitments from Merrill Lynch & Co., Credit Suisse First Boston LLC and Deutsche Bank Trust Company Americas in connection with a senior term loan facility in an amount of up to $1 billion. The purpose of the facility will be to refinance certain of QC's existing debt. Certain information concerning QC that has or will be made available to prospective lenders in respect of such term loan facility is being provided in an Exhibit to this Form 8-K.

        Attached as Exhibit 99.1 hereto is selected financial data for QC for the three months ended March 31, 2003 and 2002 and the years ended December 31, 2002 and 2001 and selected restatement adjustment information for the three months ended March 31, 2002 and the years ended December 31, 2001 and 2000.

Forward Looking Statements Warning

        This Current Report on Form 8-K contains projections and other forward-looking statements that involve risks and uncertainties. These statements may differ materially from actual future events or results. Readers are referred to the documents filed with the SEC by QC and QCII, specifically the most recent reports which identify important risk factors that could cause actual results to differ from those contained in the forward-looking statements, including but not limited to: unanticipated delays in completing the process of the companies' restatement of historical financial statements and related audits; the duration and extent of the current economic downturn in the companies' 14-state local service area, including its effect on the companies' customers and suppliers; the effects of the companies' anticipated restatement of historical financial statements including delays in or restrictions on the companies' ability to access the capital markets or other adverse effects to the companies' business and financial position; the companies' substantial indebtedness, and the companies' inability to complete any efforts to de-lever its balance sheet through asset sales or other transactions; any adverse outcome of the SEC's current investigation into QCII's accounting policies, practices and procedures and certain transactions; any adverse outcome of the current investigation by the U.S. Attorney's office in Denver into certain matters relating to QCII; adverse results of increased review and scrutiny by Congress, regulatory authorities, media and others (including any internal analyses) of financial reporting issues and practices or otherwise; the failure of QCII's chief executive and chief financial officers to provide certain certifications relating to certain public filings; delays in making required public filings with the SEC; rapid and significant changes in technology and markets; any adverse developments in commercial disputes or legal proceedings, including any adverse outcome of current or future legal proceedings related to matters that are the subject of governmental investigations, and, to the extent not covered by insurance, if any, the companies' inability to satisfy any resulting obligations from funds available to it, if any; QCII's future ability to provide interLATA services within the companies' 14-state local service area; potential fluctuations in quarterly results; volatility of QCII's stock price; intense competition in the markets in which the companies compete, including the likelihood of certain of the companies' competitors emerging from bankruptcy court protection or otherwise reorganizing their capital structure and competing effectively against us; changes in demand for the companies' products and services; dependence on new product development and acceleration of the deployment of advanced new services, such as broadband data, wireless and video services, which could require substantial expenditure of financial and other resources in excess of contemplated levels; higher than anticipated employee levels, capital expenditures and operating expenses; adverse changes in the regulatory or legislative environment affecting the companies' business; changes in the outcome of future events from the assumed outcome included in the companies' significant accounting policies; and any negative consequences as a result of our practice of distributing much or all of our net income each year to QCII.

        The information contained in this Current Report on Form 8-K is a statement of the companies' present intention, belief or expectation and is based upon, among other things, the existing regulatory environment, industry conditions, market conditions and prices, the economy in general and the companies' assumptions. The companies may change their intention, belief or expectation at any time and without notice, based upon any changes in such factors, in their assumptions or otherwise. The cautionary statements contained or referred to in this Current Report on Form 8-K should be considered in connection with any subsequent written or oral forward-looking statements that the companies or persons acting on their behalf may issue.

        By including any information in this Current Report on Form 8-K, the companies do not necessarily acknowledge that disclosure of such information is required by applicable law or that the information is material.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, Qwest has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

QWEST COMMUNICATIONS INTERNATIONAL INC. QWEST CORPORATION
DATE: May 29, 2003	By:	/s/ STEPHEN E. BRILZ Stephen E. Brilz Assistant Secretary

EXHIBIT INDEX

Exhibit No.	Description
Exhibit 99.1	Qwest Corporation selected financial data for the three months ended March 31, 2003 and 2002 and the years ended December 31, 2002 and 2001 and selected restatement adjustment information for the three months ended March 31, 2002 and the years ended December 31, 2001 and 2000.

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  Item 7(c). Exhibits.
  Item 9. Regulation FD Disclosure.
SIGNATURES
EXHIBIT INDEX